--------------------------------------------------------------------------------
                                                                   EXHIBIT 99.01
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
              SECOND QUARTER 2006 ENROLLMENT, REVENUES AND EARNINGS

                  -- STRAYER SECOND QUARTER REVENUES UP 19% --
                  -- STRAYER SECOND QUARTER DILUTED EPS $0.97 /
                   $1.05 EXCLUDING STOCK-BASED COMPENSATION --

                -- STRAYER SUMMER 2006 TOTAL ENROLLMENTS UP 15%/
                      NEW STUDENTS UP 15%/ONLINE UP 24% --
                 -- TWO NEW CAMPUSES WILL OPEN FOR FALL TERM --

ARLINGTON, Va., July 27, 2006 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended June 30, 2006. Financial highlights are as follows:

THREE MONTHS ENDED JUNE 30

o    Revenues for the three months ended June 30, 2006 increased 19% to $65.6 million, compared to $55.2 million for the same period in 2005, due to increased enrollment and a 5% tuition increase which commenced in January
     2006.

o    Income from operations was $21.5 million compared to $19.5 million for the same period in 2005, an increase of 10%. In 2006, the Company began recording stock-based compensation expense which amounted to $2.0 million before tax for the three months ended June 30, 2006. Excluding stock-based compensation expense, income from operations was $23.5 million, an increase of 21% compared to 2005.

o    Net income was $14.0 million compared to $12.5 million for the same period in 2005, an increase of 12%. Net income for the three months ended June 30,
     2006 includes the effect of a $1.3 million after tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $15.3 million, an increase of 22% compared to 2005.

     Diluted earnings per share was $0.97 compared to $0.85 for the same period in 2005, an increase of 14%. Diluted earnings per share for the three months ended June 30, 2006 includes the effect of an $0.08 per share after tax expense related to stock-based compensation. Excluding stock-based compensation expense, diluted earnings per share was $1.05, an increase of
     24% compared to 2005. Diluted weighted average shares outstanding decreased to 14,497,000 from 14,791,000 for the same period in 2005.

SIX MONTHS ENDED JUNE 30

o    Revenues for the six months ended June 30, 2006 increased 19% to $132.6 million, compared to $111.4 million for the same period in 2005, due to increased enrollment and a 5% tuition increase which commenced in January
     2006.

o    Income from operations was $46.5 million compared to $42.0 million for the same period in 2005, an increase of 11%. In 2006, the Company began recording stock-based compensation expense which amounted to $3.3 million before tax for the six months ended June 30, 2006. Excluding stock-based compensation expense, income from operations was $49.8 million, an increase of 19% compared to 2005.

o    Net income was $30.0 million compared to $26.6 million for the same period in 2005, an increase of 13%. Net income for the six months ended June 30,
     2006 includes the effect of a $2.0 million after tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $32.0 million, an increase of 20% compared to 2005. Diluted earnings per share was $2.06 compared to $1.79 for the same period in 2005, an increase of 15%. Diluted earnings per share for the six months ended
     June 30, 2006 includes the effect of a $0.14 per share after tax expense related to stock-based compensation. Excluding stock-based compensation expense, diluted earnings per share was $2.20, an increase of 23% compared to 2005. Diluted weighted average shares outstanding decreased to
     14,528,000 from 14,870,000 for the same period in 2005.

Income from operations, net income and diluted earnings per share for the three and six months ended June 30, 2006 excluding stock-based compensation (as presented above) are considered non-GAAP financial measures. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. Additional information is contained in the attached financial statements including a reconciliation of
GAAP to the non-GAAP measures.

BALANCE SHEET AND CASH FLOW

At June 30, 2006, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax exempt bond fund) of $122.6 million and no debt. The Company generated $30.7 million from operating activities in the first six months of 2006. Capital expenditures were $6.1 million for the same period.

During the three months ended June 30, 2006, the Company repurchased 80,452 shares of common stock at an average price of $95.15 per share and a cost of
$7.7 million, as part of a

previously announced common stock repurchase authorization. The Company's remaining authorization for common stock repurchases was $10.3 million at June
30, 2006.

For the second quarter 2006, bad debt expense as a percentage of revenue was
2.6% compared to 2.5% for the same period in 2005. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 10 days at the end of the second quarter of 2006, compared to eight days at the end of the same period in 2005.

STUDENT ENROLLMENT

Enrollment at Strayer University for the 2006 summer term increased 15% to
23,932 students compared to 20,757 for the same term in 2005. For the 2006 summer term, Strayer University's rate of growth of new students was 15%, and its rate of growth of continuing students was also 15%. Out-of-area online students increased 24% while students taking 100% of their classes at Strayer
University Online (including campus based students) increased 21%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2006 summer term increased 20% to 17,015.

                               STUDENT ENROLLMENT
                               ------------------

                                                                   Summer       Summer          %
                                                                    2005         2006         Change
                                                                ------------ ------------- ------------

Campus Based Students:
     New Campuses (18 in operation 3 years or less)
         Classroom                                                    970         1,789          84%
         Online                                                     1,231         2,404          95%
                                                                   ------        ------
    Total New Campus Students                                       2,201         4,193          91%
                                                                   ------        ------

    Mature Campuses (23 in operation more than 3 years)
         Classroom                                                  7,893         7,777          -1%
         Online                                                     8,470         9,249           9%
                                                                   ------        ------
    Total Mature Campus Students                                   16,363        17,026           4%
                                                                   ------        ------

Total Campus Based Students                                        18,564        21,219          14%

Out-of-area Online Students                                         2,193         2,713          24%
                                                                   ------        ------

Total Students                                                     20,757        23,932          15%
                                                                   ======        ======

Total Students Taking 100% of Courses Online                       11,894        14,366          21%

Total Students Taking at Least 1 Course Online                     14,137        17,015          20%

NEW CAMPUS OPENINGS

The Company reported today that it will open two new campuses for the 2006 fall term - one in Birmingham, Alabama, its first campus in that state, and the other in Charleston, South Carolina,

its third campus in that state. These new campuses increase the total number of
Strayer University campuses to 43, and complete the announced eight new campus openings for 2006.

NEW PROGRAMS

For the 2006 fall term, Strayer University has introduced a new academic concentration in Hospitality and Tourism Management in its undergraduate and graduate level Business Administration programs. The University has also introduced a Retail Management concentration in its MBA program.

SENIOR MANAGEMENT ADDITION

The Company announced today it has appointed Karl McDonnell as its President and
Chief Operating Officer reporting to Robert Silberman, the Company's Chairman and Chief Executive Officer. Prior to joining Strayer, Mr. McDonnell was Chief
Operating Officer of Intelistaf, a healthcare staffing company, and held senior management positions at the investment bank of Goldman, Sachs & Co. and The Walt
Disney Company. Mr. McDonnell, 40, holds an undergraduate degree from Virginia
Wesleyan College and an MBA from Duke University.

"We were pleased both with our solid financial performance in the second quarter and our strong enrollment for the summer term," said Robert Silberman. "We also look forward to the addition of two more new campuses for the fall term including one in Alabama, a new state for Strayer. We are also very pleased to welcome Karl McDonnell to Strayer's senior management team."

COMMON STOCK CASH DIVIDEND

The Company announced today that its Board of Directors has declared its regular, quarterly common stock cash dividend of $0.25 per share. This dividend will be paid on September 11, 2006 to shareholders of record as of August 25,
2006.

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2006 summer term and the planned investments in opening new campuses, the Company estimates third quarter
2006 diluted EPS will be in the range of $0.39-$0.41, or $0.50-$0.52 excluding the impact of FAS 123(R). The Company estimates that it will incur stock-based compensation expense of approximately $0.11 per share after tax in the third quarter of 2006 and approximately $0.36 per share after tax for the full year
2006.

STOCK OPTION AND RESTRICTED STOCK ACTIVITY

In the second quarter, the Company granted 37,397 shares of restricted stock to certain employees and directors. Included in this amount are 32,765 shares of restricted stock granted to employees in exchange for 105,000 stock options pursuant to a one-time exchange offer approved by the shareholders on May 3,
2006. The Company's stock price closed at $103.60 on the date that the exchange offer was approved by the shareholders and priced. In July 2006, the Company's
Board of Directors approved a grant of 20,192 shares of restricted stock to Mr.
McDonnell. These shares vest 100% on July 25, 2010 based on the achievement of certain

performance criteria. The Company's stock price closed at $99.05 on the date of the restricted stock grant.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its second quarter 2006 earnings on July 27, 2006 at 10:00 a.m. (ET). To participate on the live call, investors should dial (800) 289-0468, 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the
Internet. To access the live Webcast of the conference call, please go to
www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888)
203-1112 (pass code 4312214) starting at 1:00 p.m. (ET) today and will be available through Tuesday, August 1, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 27,000 working adult students at 43 campuses in 10 states and Washington,
D.C., in the eastern United States and worldwide via the Internet through
Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the
Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher
Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the
Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       For the three months              For the six months
                                                          ended June 30,                   ended June 30,
                                                   ---------------------------       ---------------------------
                                                      2005             2006             2005            2006
                                                   ----------       ----------       ----------       ----------

Revenue .......................................    $   55,249       $   65,558       $  111,402       $  132,648
                                                   ----------       ----------       ----------       ----------
Costs and expenses:
   Instructional and educational support ......        20,032           22,719           38,491           44,757
   Selling and promotion ......................         8,653           11,175           17,316           21,847
   General and administrative .................         7,072           10,191           13,615           19,585
                                                   ----------       ----------       ----------       ----------
Total costs and expenses ......................        35,757           44,085           69,422           86,189
                                                   ----------       ----------       ----------       ----------
Income from operations ........................        19,492           21,473           41,980           46,459
Investment and other income ...................           795            1,162            1,405            2,117
                                                   ----------       ----------       ----------       ----------
Income before income taxes ....................        20,287           22,635           43,385           48,576
Provision for income taxes ....................         7,762            8,617           16,769           18,602
                                                   ----------       ----------       ----------       ----------
Net income ....................................    $   12,525       $   14,018       $   26,616       $   29,974
                                                   ==========       ==========       ==========       ==========
Net income per share:
   Basic ......................................    $     0.86       $     0.99       $     1.82       $     2.11
   Diluted ....................................    $     0.85       $     0.97       $     1.79       $     2.06
Weighted average shares outstanding:
   Basic ......................................        14,531           14,200           14,596           14,229
   Diluted ....................................        14,791           14,497           14,870           14,528

--------------------------------------------------------------------------------

In 2006, the Company adopted FAS 123(R) and began recording stock-based compensation expense for stock options. Prior to the adoption of FAS 123(R), the
Company recorded expense for other forms of stock-based compensation. For the three months ended June 30, 2006, stock-based compensation expense was $2.0 million, or $1.3 million net of tax, and reduced EPS by $0.08. For the six months ended June 30, 2006, stock-based compensation expense was $3.3 million, or $2.0 million net of tax, and reduced EPS by $0.14. The table below sets forth the amount of various forms of stock-based compensation expense recorded in each of the expense line items. There was no stock-based compensation expense recorded for the three months ended June 30, 2005 because the Company had not adopted the recognition provisions of FAS 123(R) for stock options until the beginning of 2006 and there was no other stock-based compensation activity.

                                              For the three months          For the six months
                                                 ended June 30,               ended June 30,
                                             ------------------------    -------------------------
                                                2005          2006          2005           2006
                                             ----------    ----------    ----------    -----------

Instruction and educational support.........   $   --        $   125      $   --          $   339
Selling and promotion.......................       --            141          --              273
General and administration..................       --          1,761          --            2,735
                                             ----------    ----------    ----------    -----------
  Total stock-based compensation expense....   $   --        $ 2,027      $   --          $ 3,347

The pro forma impact of recording stock-based compensation expense for the three and six months ended June 30, 2005 was disclosed in Note 5 to the Company's
Condensed Consolidated Financial Statements included in its Form 10-Q for the three months ended June 30, 2005. As disclosed in such note, including $0.6 million in stock-based compensation expense net of tax, the Company would have reported net income of approximately $11.9 million and diluted EPS of $0.80 for the three months ended June 30, 2005. For the six months ended June 30, 2005, including $1.2 million in stock-based compensation expense net of tax, the
Company would have reported net income of approximately $25.4 million and diluted EPS of $1.71.
--------------------------------------------------------------------------------

                             STRAYER EDUCATION, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                           At December 31,      At June 30,
                                                                                                2005               2006
                                                                                            ------------       ------------

                                         ASSETS
Current assets:
  Cash and cash equivalents .............................................................   $     74,212       $     47,163
  Marketable securities available for sale, at fair value ...............................         45,594             75,423
  Tuition receivable, net of allowances for doubtful accounts of $1,927 and $2,219 at
    December 31, 2005 and June 30, 2006, respectively ...................................         55,935             61,021
  Other current assets ..................................................................          2,581              6,979
                                                                                            ------------       ------------
    Total current assets ................................................................        178,322            190,586
Property and equipment, net .............................................................         46,684             49,935
Deferred income taxes ...................................................................             --              1,286
Restricted cash .........................................................................            500                500
Other assets ............................................................................            339                342
                                                                                            ------------       ------------
    Total assets ........................................................................   $    225,845       $    242,649
                                                                                            ============       ============

                         LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ......................................................................   $      6,402       $     14,217
  Accrued expenses ......................................................................          1,483              1,784
  Income taxes payable ..................................................................          3,773                170
  Unearned tuition ......................................................................         55,778             59,136
                                                                                            ------------       ------------
    Total current liabilities ...........................................................         67,436             75,307
Deferred income taxes ...................................................................            205                 --
Long-term liabilities ...................................................................          6,364              6,398
                                                                                            ------------       ------------
    Total liabilities ...................................................................         74,005             81,705
                                                                                            ------------       ------------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $.01; 20,000,000 shares
    authorized; 14,292,249 and 14,323,872 shares issued and outstanding at
    December 31, 2005 and June 30, 2006, respectively ...................................            143                142
  Additional paid-in capital ............................................................        104,923             91,361
  Retained earnings .....................................................................         47,020             69,791
  Accumulated other comprehensive income (loss) .........................................           (246)              (350)
                                                                                            ------------       ------------
    Total stockholders' equity ..........................................................        151,840            160,944
                                                                                            ------------       ------------
    Total liabilities and stockholders' equity ..........................................   $    225,845       $    242,649
                                                                                            ============       ============

                             STRAYER EDUCATION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                For the six months ended June 30,
                                                                                ---------------------------------
                                                                                    2005                 2006
                                                                                ------------         ------------

Cash flow from operating activities:
  Net income ...............................................................    $     26,616         $     29,974
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Amortization of deferred rent ..........................................              74                   84
    Depreciation and amortization ..........................................           3,197                3,369
    Provision for student loan losses ......................................             (63)                 (70)
    Deferred income taxes ..................................................             (33)              (1,605)
    Stock-based compensation ...............................................              --                3,028
  Changes in assets and liabilities:
    Tuition receivable, net ................................................          (4,894)              (5,086)
    Other current assets ...................................................            (751)              (4,217)
    Other assets ...........................................................              --                   (3)
    Accounts payable .......................................................           1,618                5,197
    Accrued expenses .......................................................            (956)                 301
    Income taxes payable ...................................................          (6,906)              (1,816)
    Excess tax benefits from stock-based payment arrangements ..............              --               (1,787)
    Unearned tuition .......................................................           5,572                3,358
    Deferred lease incentives ..............................................           1,531                   --
  Student loans originated .................................................            (571)                  (3)
  Collections on student loans receivable and held for sale ................             601                   23
                                                                                ------------         ------------
    Net cash provided by operating activities ..............................          25,035               30,747
                                                                                ------------         ------------
Cash flows from investing activities:
  Purchases of property and equipment ......................................          (7,793)              (6,074)
  Purchases of marketable securities .......................................              --              (30,000)
                                                                                ------------         ------------
    Net cash used in investing activities ..................................          (7,793)             (36,074)
                                                                                ------------         ------------
Cash flows from financing activities:
  Common dividends paid ....................................................          (3,647)              (7,203)
  Proceeds from exercise of stock options ..................................              --                3,249
  Excess tax benefits from stock-based payment arrangements ................              --                1,787
  Repurchase of common stock ...............................................         (24,998)             (19,555)
                                                                                ------------         ------------
    Net cash used in financing activities ..................................         (28,645)             (21,722)
                                                                                ------------         ------------
    Net increase (decrease) in cash and cash equivalents ...................         (11,403)             (27,049)
Cash and cash equivalents - beginning of period ............................          97,004               74,212
                                                                                ------------         ------------
Cash and cash equivalents - end of period ..................................    $     85,601         $     47,163
                                                                                ============         ============

Non-cash transactions:
  Purchases of property and equipment included in accounts payable .........    $        181         $      1,107
  Repurchase of common stock included in accounts payable ..................              --         $      2,072

                             STRAYER EDUCATION, INC.
         RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES TO GAAP
                             FINANCIAL MEASURES (A)
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             For the three months ended June 30, 2006     For the six months ended June 30, 2006
                                             ----------------------------------------   -----------------------------------------
                                                          Stock-based                                 Stock-based
                                                GAAP      Compensation     Non-GAAP        GAAP       Compensation      Non-GAAP
                                               Results       Expense        Results       Results        Expense        Results
                                             -----------   -----------    -----------   -----------    -----------    -----------

Revenues                                     $    65,558   $      --      $    65,558   $   132,648    $      --      $   132,648
                                             -----------   -----------    -----------   -----------    -----------    -----------
Costs and expenses:
    Instruction & educational
       support                                    22,719          (125)        22,594        44,757           (339)        44,418
    Selling & promotion                           11,175          (141)        11,034        21,847           (273)        21,574
    General & administration                      10,191        (1,761)         8,430        19,585         (2,735)        16,850
                                             -----------   -----------    -----------   -----------    -----------    -----------
Total costs and expenses                          44,085        (2,027)        42,058        86,189         (3,347)        82,842
                                             -----------   -----------    -----------   -----------    -----------    -----------
Income from operations                            21,473         2,027         23,500        46,459          3,347         49,806
Investment and other income                        1,162          --            1,162         2,117           --            2,117
                                             -----------   -----------    -----------   -----------    -----------    -----------
Income before income taxes                        22,635         2,027         24,662        48,576          3,347         51,923
Provision for income taxes                         8,617           780          9,397        18,602          1,289         19,891
                                             -----------   -----------    -----------   -----------    -----------    -----------
Net income                                   $    14,018   $     1,247    $    15,265   $    29,974    $     2,058    $    32,032
                                             ===========   ===========    ===========   ===========    ===========    ===========
Net income per share:
    Basic                                    $      0.99   $      0.09    $      1.08   $      2.11    $      0.14    $      2.25
    Diluted                                  $      0.97   $      0.08    $      1.05   $      2.06    $      0.14    $      2.20
Weighted average shares outstanding:

    Basic                                         14,200        14,200         14,200        14,229         14,229         14,229
    Diluted                                       14,497        14,497         14,497        14,528         14,528         14,528

(a) These unaudited non-GAAP financial measures are for informational purposes only and are not presented in accordance with GAAP. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company's condensed consolidated statements of income.